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                                                                       Exhibit 5


                       PORTER, WRIGHT, MORRIS & ARTHUR LLP
                                41 S. High Street
                              Columbus, Ohio 43215
                            Telephone: (614) 227-2000
                            Facsimile: (614) 227-2100

                                 August 11, 2000

TEAM America Corporation
110 E. Wilson Bridge Road
Worthington, Ohio  43085


Gentlemen:

         With respect to the Registration Statement on Form S-4 (the "Registration Statement") being filed by TEAM America Corporation (the "Company") under the Securities Act of 1933, as amended, relating to the registration of 5,925,925 shares of the Company's common stock, without par value (the "Shares"), to be issued in connection with the proposed merger (the "Merger") of TEAM Merger Corporation, a Nevada corporation and wholly owned subsidiary of the Company ("Merger Sub"), with and into Mucho.com, Inc., a Nevada corporation ("Mucho"), which will, at the time of the consummation of the Merger, be a wholly owned subsidiary of the Company, we advise you as follows:

         We are counsel for the Company and have participated in the preparation of the Registration Statement. We have reviewed the Agreement and Plan of Merger, dated as of June 16, 2000, among the Company, Merger Sub, and Mucho, and the First Amendment to the Agreement and Plan of Merger, dated as of August 9, 2000 (collectively, the "Merger Agreement"), the Company's Articles of Incorporation, as amended to date, the corporate action taken to date in connection with the Registration Statement and the issuance and sale of the Shares, and such other documents and authorities as we deem relevant for the purpose of this opinion.

         Based upon the foregoing, we are of the opinion that:

         (a) upon the proper approval of the issuance of the Shares by the Company's shareholders;

         (b) upon compliance with the Securities Act of 1933, as amended, and with the securities or "blue sky" laws of the states in which the Shares are to be offered for sale;

         (c) upon the "Effective Time," as defined in the Merger Agreement;


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the Shares, when issued and delivered as provided in the Merger Agreement in accordance with the resolutions heretofore adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                    Very truly yours,

                                    /s/ Porter, Wright, Morris & Arthur LLP

                                    PORTER, WRIGHT, MORRIS & ARTHUR LLP